Exhibit 4.2

MILESTONE PHARMACEUTICALS INC.

THIRD AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT

Dated as of October 15, 2018

MILESTONE PHARMACEUTICALS INC.

THIRD AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT

THIS THIRD AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT is made as of October 15, 2018 between Milestone Pharmaceuticals Inc. (the “Corporation”), a legal person existing under the laws of the Province of Québec, represented herein by Joseph Oliveto, its Chief Executive Officer, duly authorized for the purposes hereof as he so declares, and the holders of Class A Preferred Shares, the holders of Class B Preferred Shares, the holders of Class C Preferred Shares and the holders of Class D Preferred Shares of the Corporation listed on Schedule A, as such Schedule may be amended from time to time (collectively, the “Investors”).

In consideration of the agreement by the Investors to purchase Class D Preferred Shares of the Corporation pursuant to the Subscription Agreement dated as of the date hereof (the “Subscription Agreement”), and as an inducement to the Investors to consummate the transactions contemplated by the Subscription Agreement and ancillary agreements, the Corporation agrees with the Investors to enter into this Agreement and make certain arrangements with respect to the registration of the Registrable Securities (as defined below) held by the Investors under the 1933 Act (as defined below) and/or the qualification of such shares for distribution under the securities laws of the provinces and territories of Canada, as set forth in this Agreement.

ARTICLE 1
CERTAIN DEFINITIONS

1.1                               Definitions

As used in this Agreement, the following terms have the following meanings:

(a)                                 “1933 Act” means the United States Securities Act of 1933, as amended.

(b)                                 “Articles” means the articles of continuance of the Corporation as amended from time to time.

(c)                                  “As-Converted Basis” has the meaning ascribed thereto in the Shareholders’ Agreement.

(d)                                 “Canadian Prospectus” means a (final) Prospectus filed by the Corporation under Canadian Securities Laws.

(e)                                  “Canadian Securities Commissions” means the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada.

(f)                                   “Canadian Securities Laws” means the securities legislation of the applicable provinces or territories of Canada, and the rules, regulations, blanket orders,

blanket rulings under such laws and published policies, policy statements and notices of the applicable Canadian Securities Commissions.

(g)                                  “Canadian Short Form Qualification Procedure” means the procedures for the distribution of securities by way of a short form Prospectus available under Canadian Securities Laws, including Regulation 44-101 respecting Short Form Prospectus Distributions.

(h)                                 “Common Shares” means the common shares in the capital of the Corporation.

(i)                                     “Class A1 Preferred Shares” means the Class A1 Preferred Shares in the capital of the Corporation.

(j)                                    “Class A2 Preferred Shares” means the Class A2 Preferred Shares in the capital of the Corporation.

(k)                                 “Class A Preferred Shares” means the Class A1 Preferred Shares or the Class A2 Preferred Shares.

(l)                                     “Class B Preferred Shares” means the Class B Preferred Shares in the capital of the Corporation.

(m)                             “Class C Preferred Shares” means the Class C Preferred Shares in the capital of the Corporation.

(n)                                 “Class D Preferred Shares” means, collectively, the Class D1 Preferred Shares and the Class D2 Preferred Shares.

(o)                                 “Class D1 Preferred Shares” means the Class D1 Preferred Shares in the capital of the Corporation;

(p)                                 “Class D2 Preferred Shares” means the Class D2 Preferred Shares in the capital of the Corporation;

(q)                                 “Closing” has the meaning ascribed thereto in the Subscription Agreement.

(r)                                    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(s)                                   “Fully Diluted Basis” has the meaning ascribed thereto in the Shareholders’ Agreement.

(t)                                    “Holder” means any Investor owning of record Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class D Preferred Shares or Registrable Securities that have not been sold to the public, or any assignee or transferee (in accordance with Section 10.2) of such Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class D Preferred Shares, or Registrable Securities, or, with respect to Article 8, any seller of Registrable

Securities.

(u)                                 “Initial Public Offering” means the Corporation’s first underwritten public offering of its Common Shares registered under the 1933 Act or qualified pursuant to a Canadian Prospectus, or both.

(v)                                 “Preferred Majority” means the holders of at least 70% of all then issued and outstanding Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares and Class D Preferred Shares, voting together as a single class, on an As-Converted Basis.

(w)                               “MJDS” means the Canada-United States Multijurisdictional Disclosure System.

(x)                                 “Passport Receipt” means a receipt of the principal regulator pursuant to the passport system procedures provided for under Policy Statement 11-202 respecting Process for Prospectus Reviews in Multiple Jurisdictions and Regulation 11-102 respecting Passport System, adopted by certain Canadian Securities Commissions, as amended or replaced from time to time.

(y)                                 “Prospectus” means, with respect to a public offering or distribution in the United States, the prospectus included in any Registration Statement, or, with respect to a public offering or distribution in Canada, a Canadian Prospectus, in each case, as such documents may be amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference in such prospectus.

(z)                                  “Qualified Public Offering” or “QIPO” means any firm commitment Initial Public Offering at a price per share based on a pre-money valuation of the Corporation of at least $250,000,000 and resulting in gross proceeds of at least $60 million, whereby the Shares would be listed on one or more Recognized Stock Exchanges;

(aa)                          “Recognized Stock Exchange” means the New York Stock Exchange, the NASDAQ and such other exchange approved by a Preferred Majority.

(bb)                          “Registrable Securities” means:

(i)                                     any Common Shares of the Corporation issued or issuable that are held by the Investors or that could be held by the Investors from time to time;

(ii)                                  any Common Shares of the Corporation issued or issuable in respect of the conversion of the Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares or Class D Preferred Shares (whether acquired before or after the date of this Agreement); and

(iii)                               any Common Shares of the Corporation issued or issuable in respect of share splits, share dividends, reclassifications, recapitalizations or other similar events affecting such Class A Preferred Shares, Class B Preferred

Shares,  Class C Preferred Shares, Class D Preferred Shares or Common Shares of the Corporation held by the Investors from time to time; excluding in all cases, however, any Registrable Securities sold or transferred in a transaction in which the rights herein are not assigned or any shares for which registration rights have terminated pursuant to Section 6.4 of this Agreement.

Whenever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include Common Shares issuable upon conversion of the Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares and Class D Preferred Shares even if such conversion has not been effected.

(cc)                            “Registration Statement” means with respect to a public offering in the United States, a registration statement filed by the Corporation with the SEC for a public offering and sale of securities of the Corporation for cash, other than a registration statement on Form S-8, Form S-4 or Form F-4, or their successors, or any form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation.

(dd)                          “Regulation 45-102” means Regulation 45-102 respecting Resale of Securities adopted by the Canadian Securities Commissions, as amended or replaced from time to time.

(ee)                            “SEC” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the 1933 Act.

(ff)                              “Shareholders’ Agreement” means the Fourth Amended & Restated Shareholders’ Agreement dated on or about the date hereof between the Corporation and its Shareholders, as further amended from time to time.

(gg)                            “Subscription Agreement” means the Subscription Agreement dated on or about the date hereof between the Corporation and some of the Investors in respect of the issuance of Class D Preferred Shares.

1.2                               Certain Rules of Interpretation

In this Agreement:

(a)                                 Currency — Unless otherwise specified, all references to money amounts are to the lawful currency of the United States of America.

(b)                                 Governing Law — This Agreement is a contract made under and is governed by and construed in accordance with the law of the Province of Québec and the federal laws of Canada applicable in the Province of Québec.

(c)                                  Headings — Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(d)                                 Including — Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(e)                                  Number and Gender — Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(f)                                   Severability — If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision is, as to such jurisdiction, ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

(g)                                  Statutory references — A reference to a statute includes all regulations and rules made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation that amends, supplements or supersedes any such statute or any such regulation.

(h)                                 Time Periods — Unless otherwise specified, time periods within or following which any act is to be done are calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day if the last day of the period is not a business day.

1.3                               Entire Agreement

This Agreement and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement.

ARTICLE 2
CROSS BORDER ISSUES

2.1                               Jurisdiction of Initial Public Offering

Subject to Section 2.2, if the Corporation proposes to undertake an Initial Public Offering, the Corporation may determine, in its sole discretion (subject to the applicable provisions of the Shareholders’ Agreement, if any), whether such Initial Public Offering will be made in both the United States and Canada, or in only one of such jurisdictions.

2.2                               Initial Public Offering

If the Initial Public Offering is made:

(a)                                 under the 1933 Act only and not under Canadian Securities Laws, the Corporation will, concurrently with the filing of the Registration Statement for the Initial Public Offering, file a Canadian Prospectus under the securities laws of Québec, and the Corporation will use its best efforts to obtain a receipt or Passport Receipt for the Canadian Prospectus;

(b)                                 under Canadian Securities Laws only and not under the 1933 Act, the Corporation will (i) file the Canadian Prospectus for the Initial Public Offering under the securities laws of Québec (which filing may be made concurrently with the filing of a Canadian Prospectus under the securities laws of any other province or territory of Canada), and the Corporation will use its best efforts to obtain a receipt or Passport Receipt for such Canadian Prospectus, (ii) file a Registration Statement under the 1933 Act, in respect of all of the Registrable Securities then held by residents of the United States in the event such U.S. residents are not otherwise permitted, in the opinion of counsel reasonably acceptable to both the Corporation and such U.S. residents, to sell their Registrable Securities in Canada in reliance on an exemption from registration under the 1933 Act, including, without limitation pursuant to Regulation S thereunder (provided that such Registration Statement may be in the nature of a “shelf” registration), and the Corporation shall use its best efforts to have such Registration Statement declared effective, and (iii) use its commercially reasonable efforts to maintain a listing on the Toronto Stock Exchange or another “designated offshore securities market” within the meaning of Rule 902 of Regulation S under the 1933 Act until such time as the Registrable Securities become freely tradable in the United States by persons other than affiliates pursuant to Rule 144 under the 1933 Act; and

(c)                                  concurrently under the 1933 Act and under Canadian Securities Laws, the Corporation will file the Canadian Prospectus for the Initial Public Offering under the securities laws of Québec (which filing may be made concurrently with the filing of a Canadian Prospectus under the securities laws of any other province or territory of Canada), and the Corporation will use its best efforts to obtain a receipt or Passport Receipt for such Canadian Prospectus.

ARTICLE 3
DEMAND REGISTRATIONS

3.1                               Required Registration Statement

(a)                                 At any time and from time to time after the earlier of (i) the date that is one year after the closing date of a Qualified Public Offering, or (ii) October 15, 2021, Holder(s) holding at least 25% of the outstanding Registrable Securities (the “Initiating Holders”) may by written notice to the Corporation (the “Demand Notice”) request the Corporation to prepare and to file with respect to all or any portion of such Holders’ Registrable Securities:

(i)                                     a Registration Statement under the 1933 Act;

(ii)                                  a Canadian Prospectus prepared in accordance with Regulation 41-101 respecting General Prospectus Requirements or similar long form Prospectus; and

(iii)                               a Registration Statement under the 1933 Act and a Canadian Prospectus in accordance with Regulation 41-101 respecting General Prospectus Requirements or similar long form prospectus.

(b)                                 Within ten days of the receipt of the Demand Notice, the Corporation will give written notice of such request to all other Holders of Registrable Securities.

(c)                                  Subject to the limitations of this Article 3, the Corporation will as soon as possible, but in any event within 90 days after the date of the Demand Notice, prepare and file the required Registration Statement and/or Canadian Prospectus and will use its best efforts to effect, as soon as practicable, the requested registration or qualification under the 1933 Act and/or Canadian Securities Laws, as applicable, of all Registrable Securities that the Initiating Holders desire to be registered or qualified as specified in the initial Demand Notice and any additional Registrable Securities requested to be included in such registration in all notices received by the Corporation from other Holders within 20 days after the giving of the notice by the Corporation pursuant to this Section 3.1.

(d)                                 Subject to Section 3.2(b), the Company may include securities for its own account in such registration if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

3.2                               Underwriting

(a)                                 If the Initiating Holders intend to dispose of the Registrable Securities covered by the Demand Notice by means of an underwriting, they must so advise the Corporation as a part of the Demand Notice, and the Corporation will include such information in the written notice to Holders referred to in Section 3.1(b). In such event, the right of any Holder to include its Registrable Securities in such registration or qualification is conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by the Initiating Holders). All Holders proposing to distribute their Registrable Securities through such underwriting (together with the Corporation and any officers, directors or other security holders distributing their securities through such underwriting) must enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders and approved by the Corporation, acting reasonably.

(b)                                 Notwithstanding anything to the contrary herein, if the underwriter advises the Initiating Holders that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the number of Registrable Securities to be included in the underwriting shall be reduced and such reduced number of shares will be allocated to the Holders requesting registration or qualification (including the Initiating Holders) on a pro rata basis based on the number of Registrable Securities requested by each such Holder to be included in such underwriting. However, Registrable Securities requested to be registered or qualified under this Article 3 may only be excluded from such underwriting, registration and/or qualification if all securities held by holders (for certainty, including securities to be offered for sale by the Corporation) other than the Holders of Registrable Securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting will be withdrawn from the registration or qualification. No securities of the Corporation or any other security holder will be included in such registration or qualification if, in the sole opinion of the underwriter, such inclusion would adversely affect the marketing or the price of the Registrable Securities to be sold.

3.3                               No Other Filings

Except for registration statements in the United States on Form S-4 or S-8 or any successor to them (or the equivalent form for foreign private issuers as defined under the 1933 Act), the Corporation will not file with the SEC any other Registration Statement with respect to its securities or any Canadian Prospectus, whether for its own account or that of other security holders, from the date of the Demand Notice until the completion of the period of distribution of the registration and/or qualification contemplated by the Demand Notice (unless all of the Initiating Holders withdraw their request for registration or qualification of their Registrable Securities).

3.4                               Number of Registrations

The Corporation is not required to register and/or qualify Registrable Securities pursuant to this Article 3 on more than two occasions, but:

(a)                                 the Corporation’s obligation to effect a registration or qualification is deemed satisfied only when (i) the required Registration Statement has become effective or, in the case of a Canadian Prospectus, receipts have been obtained or deemed to have been obtained from all applicable Canadian jurisdictions, with respect to all Registrable Securities as specified in the Demand Notice and notices of other Holders requesting registration or qualification under Section 3.1 for sale in accordance with the method of disposition specified by the Initiating Holders or (ii) a majority of the Initiating Holders withdraw their request for registration or qualification of their Registrable Securities other than as a result of a material adverse change affecting the Corporation that was unknown at the time of the demand; and

(b)                                 a concurrent registration in the U.S. and qualification in Canada is deemed to be one occasion of registration and qualification only.

3.5                               Other Restrictions

(a)                                 Notwithstanding anything herein to the contrary, no request for registration or qualification of Registrable Securities may be made under this Article 3 within ninety days after the effective date of a Registration Statement or the date of the final receipt for a Canadian Prospectus filed by the Corporation.

(b)                                 In addition to the terms of Section 6.3 hereof, the Corporation may delay the registration or qualification of Registrable Securities for a period of up to 90 days after the date of a Demand Notice if:

(i)                                     at the time of such request, the Corporation is engaged, or has fixed plans to engage, within 90 days of the date of such request, in an underwritten public offering of Common Shares; or

(ii)                                  at the time of such request, the Corporation is engaged in a self-tender or exchange offer and the filing of a Prospectus would cause a violation of the Exchange Act or applicable Canadian Securities Laws.

(c)                                  No request for registration or qualification of Registrable Securities may be made under this Article 3 if the anticipated gross proceeds from the sale of the Registrable Securities to be registered or qualified is less than $10,000,000 or if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3, F-3 or MJDS form pursuant to a request made under Article 4.

ARTICLE 4
SHORT FORM DEMAND REGISTRATIONS

4.1                               Corporation Obligations

If the Corporation receives from Holder(s) holding at least 25% of the outstanding Registrable Securities a written request that the Corporation prepare and file a Registration Statement on Form S-3 or F-3 or any similar form under the 1933 Act that may be applicable to foreign issuers (or any successor to such forms) (“Form S-3”), or a form under the MJDS, and/or a short form prospectus under the Canadian short form qualification procedure under Regulation 44-101 respecting Short Form Prospectus Distributions (the “Canadian Short Form Qualification Procedure”), and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder(s), the Corporation will:

(a)                                 promptly give written notice of the proposed registration or qualification, and any related compliance, to all other Holders of Registrable Securities, which Holders are entitled to join in such registration and/or qualification if each Holder wishing to do so notifies the Corporation in writing within 20 days after receipt of the written notice from the Corporation; and

(b)                                 as soon as practicable (but in all instances in compliance with the timelines contained in Section 4.3), use its commercially reasonable efforts to effect such registration and/or qualification and all such compliances as may be so requested by the requesting Holder or Holders as would permit or facilitate the sale and distribution of all or such portion of the requesting Holders’ Registrable Securities as are specified in the request.

4.2                               Exceptions

The Corporation is not required to effect any registration, qualification or compliance pursuant to this Article 4:

(a)                                 if, as applicable, Form S-3, MJDS or the Canadian Short Form Qualification Procedure is not available for such an offering by the Holder or Holders of Registrable Securities;

(b)                                 if the Holders of Registrable Securities, together with the holders of any other securities of the Corporation participating in such registration and/or qualification, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $10,000,000;

(c)                                  in any particular state of the United States in which the Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, or to register or qualify any securities for sale under state “blue sky” securities laws; or

(d)                                 if the Corporation has effected two such qualifications or demands within the previous 12-month period.

4.3                               Time of Filing

Subject to the foregoing provisions of this Article 4, the Corporation will use its best efforts to file a Registration Statement on Form S-3, or, if available, on MJDS form and/or a Canadian Prospectus under the Canadian Short Form Qualification Procedure covering the Registrable Securities and other securities so requested to be registered or qualified as soon as practicable after receipt of all written requests from the Holders of Registrable Securities pursuant to the provisions of this Article 4 but in any event within

45 days of the final date for receipt of all written requests from the Holders pursuant to the provisions of this Article 4. The Corporation may delay any registration or qualification of Registrable Securities required under this Article 4 in accordance with Section 3.5(b) of this Agreement.

4.4                               Number of Short Form Demand Registrations

Subject to the limitations set out in Section 4.2, the Holders may make an unlimited number of short form demand requests but the Corporation is only required to effect two such registrations within any 12-month period.

ARTICLE 5
PIGGYBACK REGISTRATION

5.1                               Piggyback Right

(a)                                 If the Corporation at any time proposes to file a Registration Statement or a Canadian Prospectus, whether for its own account or for the account of other security holders or both on each such occasion it will promptly give written notice (the “Piggyback Notice”) to all Holders of outstanding Registrable Securities of its intention to do so.

(b)                                 Upon the written request of any Holder (a “Requesting Holder”) of Registrable Securities received by the Corporation within 20 days after the giving of the Piggyback Notice or within two days if the Piggyback Notice is in relation to a “bought deal”, the Corporation will cause the Registrable Securities requested to be registered and/or qualified by the Requesting Holder or Requesting Holders, as applicable, to be included in the Registration Statement or Canadian Prospectus (or both the Registration Statement and Canadian Prospectus, in the event of a concurrent offering under the 1933 Act and Canadian Securities Laws) proposed to be filed by the Corporation, all to the extent necessary to permit the sale or other disposition by the Requesting Holder or Requesting Holders of such Registrable Securities, and all subject to the limitations set forth in this Article 5.

5.2                               Underwritten Public Offerings

(a)                                 If any registration and/or qualification pursuant to this Article 5 is, in whole or in part, an underwritten public offering of Common Shares, the Corporation will so advise the Holders of Registrable Securities as part of the Piggyback Notice given pursuant to Section 5.1. In such event, the right of any such Holder to include its Registrable Securities in the Registration Statement or Canadian Prospectus pursuant to this Article 5 is conditional upon such Holder’s participation in such underwriting. All Holders of Registrable Securities proposing to distribute their Registrable Securities through such underwriting will (together with the Corporation and any officers, directors or other security holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Corporation.

(b)                                 The number of shares of Registrable Securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter advises the Holders that such inclusion would adversely affect the number, marketing or price of the securities to be sold by the Corporation in such underwriting. However, Registrable Securities requested to be registered or qualified under this Article 5 may only be excluded from such underwriting, registration and/or qualification if all securities held by holders (for certainty, excluding securities to be offered for sale by the Corporation) other than the Holders of Registrable Securities are first excluded and in no event, other than in respect of the Corporation’s Initial Public Offering, will the number of Registrable Securities to be included in such underwriting be reduced below 30% of the aggregate number of securities included in the Registration Statements or the Canadian Prospectus.

In any case where the number of Registrable Securities requested to be included in such underwriting is reduced in accordance with the foregoing, the number of Registrable Securities permitted to be included in the underwriting is to be allocated to the Requesting Holders on a pro rata basis based on the number of Registrable Securities requested by the Requesting Holders to be included in such underwriting.

(c)                                  If a Holder decides not to include all of its Registrable Securities in any Registration Statement or Canadian Prospectus filed under this Article 5, such Holder continues to have the right to include its Registrable Securities in any subsequent registration or qualification, all on the terms and conditions set forth in this Agreement.

5.3                               Withdrawal, etc.

The Corporation may terminate or withdraw any Registration Statement referred to in this Article 5 without incurring any liability to the Holders (provided however that the Corporation is not entitled to terminate or withdraw a Registration Statement filed following a request pursuant to Article 3 or Article 4). Any Holder may elect to withdraw from such underwriting by written notice to the Corporation and the underwriter, delivered at least 5 business days prior to the effective date of the Registration Statement or Canadian Prospectus, without incurring any liability to the Corporation or the other Holders. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration and/or qualification.

ARTICLE 6
REGISTRATION PROCEDURES

6.1                               Corporation Obligations and Other Agreements

If and whenever the Corporation is required by the provisions of Article 3, Article 4 or Article 5 to use its best efforts or commercially reasonable efforts (as the case may be) to effect the registration and/or qualification of any Registrable Securities, the Corporation will, where not inconsistent with the terms of such articles, as expeditiously as possible:

(a)                                 in the case of a registration in the United States, prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts or commercially reasonable efforts (as the case may be) to cause such Registration Statement to become effective and remain effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs. However:

(i)                                     such 120-day period is extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of the Corporation; and

(ii)                                  in the case of any registration of Registrable Securities on Form S-3 or F-3, or a registration form under MJDS (or any successor to such forms) that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period is extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, but only if:

(A)                               Rule 415, or the applicable form under MJDS, or any successor rule under the 1933 Act, permits an offering on a continuous or delayed basis; and

(B)                               applicable rules under the 1933 Act governing the obligation to file a post effective amendment permit, in lieu of filing a post effective amendment that includes any prospectus required by Section 10(a)(3) of the 1933 Act or reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of such information contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act;

(b)                                 in the case of a registration in the United States, prepare and file with the SEC such amendments and supplements to such Registration Statement and/or the Prospectus as may be necessary to keep such Registration Statement effective for the period specified in Subsection (a) and comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(c)                                  in the case of a registration in the United States, use its commercially reasonable efforts to register the Registrable Securities covered by such Registration Statement filed with the SEC under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter, reasonably requests, but the Corporation is not, for any such purpose, required to qualify generally to transact business as a foreign corporation in any state of the United States where it is not so qualified or to consent to general service of process in any such jurisdiction;

(d)                                 in the case of an offering in Canada, prepare and file with the Canadian Securities Commission in each province and territory in which selling Holders of Registrable Securities are then resident (or, in the case of a qualification pursuant to Section 2.2(a) of Article 2, in Québec only), a Canadian Prospectus with respect to the distribution of such Registrable Securities and use its best efforts or commercially reasonable efforts (as the case may be) to obtain a receipt or a Passport Receipt from such Canadian Securities Commissions in respect of such Canadian Prospectus;

(e)                                  in the case of an offering in Canada, prepare and file with the Canadian Securities Commissions with whom a Canadian Prospectus has been filed pursuant to Subsection (d) such amendments and supplements to such Canadian Prospectus as may be necessary to comply with the applicable provisions of Canadian Securities Laws with respect to the distribution of all securities qualified by such Canadian Prospectus (provided that all Registrable Securities qualified by such Canadian Prospectus are distributed within 90 days of the date of such final Canadian Prospectus);

(f)                                   furnish to each seller of Registrable Securities or, if the offering is to be underwritten, to each underwriter such number of copies of the Prospectus and/or the Canadian Prospectus (including each preliminary Prospectus), in conformity with the requirements of the 1933 Act or Canadian Securities Laws, as applicable, and such other documents as such persons reasonably may request, in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or Canadian Prospectus;

(g)                                  use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement or Canadian Prospectus with any securities exchange or quotation system on which the shares of the Corporation are then listed (or if similar securities issued by the Corporation are not yet listed or quoted, then on such exchange or quotation system as the Company shall determine) and pay all fees associated with such listing;

(h)                                 promptly provide a transfer agent, registrar and CUSIP number for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement or the date of the final Canadian Prospectus;

(i)                                     promptly notify each seller of Registrable Securities and each underwriter under such Registration Statement or Canadian Prospectus, at any time when a Prospectus relating thereto is required to be delivered, of the happening of any event of which the Corporation has knowledge as a result of which such Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and/or, in the case of a Canadian Prospectus, omits to provide full, true and plain disclosure of all material facts relating to the Registrable Securities;

(j)                                    if the offering is underwritten and is an offering in the United States, at the request of any seller of Registrable Securities, use its commercially reasonable efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration:

(i)                                     an opinion dated such date of counsel representing the Corporation for the purposes of such registration, addressed to the underwriters and to such seller, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering; and

(ii)                                  a letter dated such date from the independent public accountants retained by the Corporation, addressed to the underwriters and to such seller, in form and substance as is customarily given in an underwritten public offering, provided that such seller has made such representations and furnished such undertakings as the independent public accountants may reasonably require;

(k)                                 make available for inspection by each seller of Registrable Securities or, if the offering is to be underwritten, any underwriter participating in any distribution pursuant to a Registration Statement or Canadian Prospectus, and, in either case, any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and use its best efforts to cause the Corporation’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement or Canadian Prospectus;

(l)                                     promptly notify each seller of Registrable Securities:

(i)                                     that any supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(ii)                                  promptly after it receives notice thereof, in the case of an offering in the United States, of the time when such Registration Statement has become effective, or in the case of offering in Canada, of the time when a receipt from the Canadian Securities Commissions has been received;

(m)                             promptly notify each seller of Registrable Securities of any request by the SEC or any Canadian Securities Commission for the amending or supplementing of such Registration Statement or Prospectus; and

(n)                                 upon the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any Prospectus or suspending the qualification of any Registrable Securities included in the Prospectus for sale in any jurisdiction, use its commercially reasonable efforts promptly to obtain the withdrawal of such order.

In addition, the Corporation shall ensure that, at all times after any Registration Statement filed with the SEC shall have become effective, its insider trading policy shall provide that the Corporation’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

6.2                               Seller Obligations and Other Agreements

(a)                                 Information. In connection with each registration or qualification under this Agreement, the selling Holders of Registrable Securities will furnish to the Corporation in writing such information with respect to themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as is necessary to effect the registration or qualification of the Registrable Securities. The provision of such information by a selling Holder is a condition of the Corporation’s obligation to include any Registrable Securities of such selling Holder in the registration or qualification.

(b)                                 Escrow and Other Requirements. In connection with an Initial Public Offering in Canada, the Corporation and the Holders will use their best efforts to agree to provisions that are acceptable to Holders in their sole discretion to comply with any escrow requirement imposed under applicable Canadian Securities Laws and/or the Toronto Stock Exchange, and to execute all undertakings and agreements as are customary and reasonably required in connection with such escrow requirements.

(c)                                  Market Stand-Off Agreement. If requested by the underwriters for the Initial Public Offering of the Corporation, each Holder of Registrable Securities will agree not to sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Common Shares or any securities convertible into or exchangeable for Common Shares held immediately prior to the effective date of the Registration Statement or the date of the final Canadian Prospectus relating to such offering, either directly or indirectly (other than Registrable Securities being registered in such offering), without the prior written consent of such underwriters, for a period not to exceed 180 days following the effective date of the Registration Statement or the date of the final Canadian Prospectus relating to such offering or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Corporation within 18 days before or after the date that is 180 days after the effective date of the Registration Statement relating to such offering, but in any event not to exceed 210 days following such effective date. Any discretionary waiver or termination of the restrictions of such agreements by the Corporation or the underwriters shall apply to all Holders of Registrable Securities pro rata based on the number of Registrable Securities held by such Holders. Each Holder of Registrable Securities will agree to sign the managing underwriter’s lock-up agreement in a form reasonably acceptable to such Holder, reflecting the provisions of this Section 6.2(c) and any necessary changes to address regulatory restrictions under the Canadian Securities Laws or the 1933 Act.

6.3                               Permitted Delays

The Corporation’s obligation to register or qualify Registrable Securities, or cause a Registration Statement or Canadian Prospectus to become and remain effective for the periods of time specified in Subsection 6.1(a), may be suspended for a period not to exceed 120 days by the delivery of a certificate signed by the Corporation’s chief executive officer to the Holders of Registrable Securities stating that effecting the filing would (i) materially impede the ability of the Corporation to consummate a material transaction, (ii) there exists at the time material non-public information relating to pending material developments or other events at the Corporation as to which the Board of Directors of the Corporation reasonably believes public disclosure would be seriously detrimental to the Corporation, or (iii) render the Corporation unable to comply with the requirements of the 1933 Act or the Exchange Act. Notwithstanding the 120-day period provided for above:

(a)                                 such suspension will immediately terminate 10 days following the date upon which such material non-public information is disclosed to the public or ceases to be material; and

(b)                                 such right may only be exercised once in any twelve-month period.

The Corporation will notify each Holder of the existence and nature of any suspension event, subject to such Holder’s express written agreement to maintain the confidentiality of such information.

6.4                               Termination of Registration Rights

The registration and qualification rights of a Holder under this Agreement with respect to any Registrable Securities expire upon the earliest to occur:

(a)                                 if such Registrable Securities are publicly sold, or if they may be publicly sold:

(i)                                     pursuant to Rule 144 under the 1933 Act without limitation within any 90-day period or pursuant to Regulation S under the 1933 Act; and

(ii)                                  pursuant to Section 2.5 of Regulation 45-102;

(b)                                 five years after the date of the closing of a Qualified Public Offering of the Corporation; or

(c)                                  upon the occurrence of a merger or consolidation of the Corporation with or into another entity in which the shareholders of the Corporation immediately prior to such merger or consolidation own less than 25% of the voting securities of the surviving entity, or (ii) any other transaction or series of transactions as a result of which the shareholders of the Corporation immediately prior to such transaction or series of transactions own less than 25% of the voting securities of the Corporation or other surviving entity following such transaction (other than the sale of equity securities by the Corporation in a capital raising transaction), or (iii)  the sale of all or substantially all of the Corporation’s assets.

ARTICLE 7
EXPENSES

7.1                               Definitions

(a)                                 All expenses incurred by the Corporation in connection with registrations, filings or qualifications pursuant to Article 2 (Cross Border Issues), Article 3 (Demand Registrations), Article 4 (Short Form Demand Registrations), or Article 5 (Piggyback Registrations), including all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, stock exchange or NASDAQ fees, FINRA fees, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one special counsel for the selling Holders of Registrable Securities, but excluding any Selling Expenses are called “Registration Expenses”.

(b)                                 All underwriting discounts and selling commissions applicable to the sale of Registrable Securities and the securities transfer taxes are called “Selling Expenses”.

7.2                               Corporation Obligation

The Corporation will pay all Registration Expenses in connection with each Registration Statement and Canadian Prospectus under Article 2, Article 3, Article 4 or Article 5; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Article 3 or Article 4 if the registration request is subsequently withdrawn at the request of participating Holders of a majority of the Registrable Securities other than as a result of a material adverse change affecting the Corporation that was unknown to the participating Holders at the time of the demand (in which case all selling Holders shall bear such expense pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) unless such holders agree to forfeit their right to one registration pursuant to Article 3. All Selling Expenses in connection with each Registration Statement and Canadian Prospectus under Article 2, Article 3, Article 4 or Article 5 will be borne by the Corporation and each of the participating Holders in proportion to the number of shares sold by each or, as between the participating Holders, as such participating Holders may otherwise agree.

ARTICLE 8
INDEMNIFICATION AND CONTRIBUTION

8.1                               Indemnification by Corporation

In the event of a registration or qualification of any of the Registrable Securities under the 1933 Act or Canadian Securities Laws pursuant to Article 2 (Cross Border Issues), Article 3 (Demand Registrations), Article 4 (Short Form Demand Registrations), or Article 5 (Piggyback Registrations), to the extent permitted by law, the Corporation will indemnify and hold harmless each seller of such Registrable Securities thereunder, each officer, director, employee, partner, member, shareholder or legal counsel of each seller, each signatory of the Prospectus on behalf of such seller, each underwriter (as defined in the 1933 Act) of such Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities, solidary (joint) or several, to which any such person may become subject under the 1933 Act, the Exchange Act, state securities or “blue sky” laws, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(a)                                 any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Canadian Prospectus, or any omission or alleged omission of a Canadian Prospectus to provide full, true and plain disclosure of all material facts related to the Registrable Securities under which such Registrable Securities were registered or qualified pursuant to Article 2, Article 3, Article 4 or Article 5 and any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof;

(b)                                 the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Corporation of the 1933 Act, the Exchange Act, any applicable state securities or “blue sky” laws, or any Canadian Securities Laws; or

(c)                                  any violation by the Corporation of any applicable securities law in connection with the qualification or sale of shares thereunder,

and will reimburse each such person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. However, the Corporation is not liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in conformity with or in reliance upon information furnished by any such party seeking indemnification hereunder in writing specifically for use in such Registration Statement (including the Prospectus comprised therein) or Canadian Prospectus (preliminary or final) or any amendment or supplement thereof.

8.2                               Indemnification by Sellers

(a)                                 In the event of a registration or qualification of any of the Registrable Securities under the 1933 Act or Canadian Securities Laws pursuant to Article 2, Article 3, Article 4, or Article 5, to the extent permitted by law, each seller of such Registrable Securities thereunder, severally and not solidarily (jointly), will indemnify and hold harmless the Corporation, each person, if any, who controls the Corporation within the meaning of the 1933 Act or the Exchange Act, each officer of the Corporation who signs the Registration Statement, each director of the Corporation, each underwriter (as defined in the 1933 Act) and each person, if any, who controls any underwriter within the meaning of the 1933 Act or the Exchange Act and each other seller of Registrable Securities thereunder and its officers and directors, against all losses, claims, damages or liabilities, solidary (joint) or several, to which the Corporation or such officer, director, underwriter or controlling person, or other seller or officer or director of such other seller, may become subject under the 1933 Act, the Exchange Act, state securities or “blue sky” laws, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)                                     any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Canadian Prospectus, or any omission or alleged omission of a Canadian Prospectus to provide full, true and plain disclosure of all material facts related to the Registrable Securities under which such Registrable Securities were registered or qualified under the 1933 Act or Canadian Securities Laws pursuant to Article 2, Article 3, Article 4, or Article 5, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof; or

(ii)                                  the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the seller of the 1933 Act, the Exchange Act, any applicable state securities or “blue sky” laws, or any Canadian Securities Laws, and will reimburse the Corporation and each such officer, director, underwriter and controlling person, and each other seller of Registrable Securities thereunder and its officers and directors, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, but such seller is liable hereunder in any such case if and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, furnished in writing to the Corporation by or on behalf of such seller specifically for use in such Registration Statement (including the Prospectus comprised therein) or Canadian

Prospectus (preliminary or final), or any amendment or supplement thereof.

(b)                                 The liability of each selling Holder hereunder is limited to the proportion of any such loss, claim, damage or liability that is equal to the proportion that the public offering price of the shares sold by such selling Holder under such Registration Statement and/or Canadian Prospectus bears to the total public offering price of all securities sold thereunder, and such liability does not in any event exceed the net proceeds received by such seller from the sale of Registrable Securities covered by such Registration Statement and/or Canadian Prospectus.

8.3                               Indemnification Procedures

(a)                                 Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party does not relieve it from any liability that it may have to such indemnified party other than under this Article 8, and only relieves it from any liability that it may have to such indemnified party under this Article 8 if and to the extent the indemnifying party is prejudiced by such omission.

(b)                                 In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party is entitled to participate in and, to the extent it wishes, to assume and undertake the defence thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defence thereof, the indemnifying party is not liable to such indemnified party under this Article 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defence thereof other than reasonable costs of investigation and of liaison with counsel so selected.

(c)                                  If the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party reasonably concludes that there may be reasonable defences available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably conflict with the interests of the indemnifying party, the indemnified party may select one separate counsel and assume such legal defences and otherwise participate in the defence of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)                                 No indemnifying party, in the defence of any such claim or litigation, may, except with the prior written consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and no indemnified party may consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party.

8.4                               Contribution

(a)                                 In order to provide for just and equitable contribution to solidary (joint) liability in circumstances in which the indemnification provided in this Article 8 is due in any case in which either:

(i)                                     any party otherwise entitled to indemnification hereunder, makes a claim for indemnification pursuant to this Article 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article 8 provides for indemnification in such case; or

(ii)                                  contribution under the 1933 Act or Canadian Securities Laws may be required on the part of any party hereto for which indemnification is provided under this Article 8, then, and in each such case, the parties will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative economic benefit first and then only if it is unenforceable according to the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions or other actions that resulted in such loss, claim, damage or liability, as well as to reflect any other relevant equitable considerations.

(b)                                 In any such case:

(i)                                     no such Holder is required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by it pursuant to such Registration Statement or Canadian Prospectus, and in no event shall a Holder’s liability pursuant to this Section 8.4, when combined with the amounts paid or payable by such Holder pursuant to Section 8.3, exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct or fraud by such Holder; and

(ii)                                  no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) is entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(c)                                  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Article 8, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought does not relieve such party from any other obligation it or they may have otherwise under this Article 8.

(d)                                 No party is liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent may not be unreasonably withheld or delayed.

8.5                               Survival

Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, this Article 8 will survive the completion of any and all distributions of securities under this Agreement.

ARTICLE 9
ADDITIONAL TERMS

9.1                               Changes to Registrable Securities

For greater certainty, if, and as often as, there is any change in Registrable Securities by way of a stock split, stock dividend, combination or reclassification, or through a merger, amalgamation, arrangement, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions of this Agreement so that the rights and privileges granted by this Agreement continue with respect to the Registrable Securities as so changed.

9.2                               Rule 144 Reporting

With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after the effective date of a Registration Statement for its Initial Public Offering, the Corporation will:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act;

(b)                                 use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Corporation under the 1933 Act and the Exchange Act; and

(c)                                  furnish to each Holder of Registrable Securities, so long as the Holder owns any Registrable Securities, forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 and of the 1933 Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

9.3                               Representation and Warranty of the Corporation

The Corporation represents and warrants to the Holders of Registrable Securities that, except as contemplated in this Agreement, the Corporation is not as of the date hereof under any obligation to register or qualify, nor has it agreed to grant registration or qualification rights with respect to, any presently outstanding securities, or securities which may be issued after the date of this Agreement, under the 1933 Act or under Canadian Securities Laws.

9.4                               Limitation on Subsequent Registration and Qualification Rights

Without the prior written consent of the Preferred Majority (“Holder Consent”), the Corporation will not grant or agree to grant to any third party or parties any registration or qualification or other similar rights, more favourable than, on parity with or inconsistent with any of the rights contained herein, or any other rights that would result in a reduction of the number of Registrable Securities includable in any Registration Statement or Canadian Prospectus filed under to Article 2, Article 3, Article 4, or Article 5, all so long as any of the registration or qualification rights under this Agreement remain in effect. If Holder Consent is obtained by the Corporation, to the extent that the registration or qualification or other similar rights granted to such third party or parties are more favourable than the entitlements of the Holders under this Agreement, the Holders will be given the benefit of such more favourable rights with respect to all of their Registrable Securities.

9.5                               Canadian Securities Laws Requirements

With a view to making available the benefits of certain rules and regulations of the Canadian Securities Laws that may at any time permit the sale of the Registrable Securities to the public without the filing of a prospectus, if the Corporation becomes a reporting issuer under Canadian Securities Laws and once a public market exists for the Common Shares, the Corporation agrees to use all reasonable efforts to:

(a)                                 comply with all applicable requirements under Canadian Securities Laws, at all times after the date the Corporation becomes a reporting issuer under Canadian Securities Laws; and

(b)                                 file with the appropriate Canadian Securities Commissions in a timely manner all reports and other documents required of the Corporation under Canadian Securities Laws (at any time after the date that the Corporation becomes a reporting issuer under Canadian Securities Laws).

ARTICLE 10
MISCELLANEOUS

10.1                        Amendment

This Agreement may be amended or modified, and any provision of this Agreement may be waived, with the prior written consent of the Corporation and a Preferred Majority.

10.2                        Assignment of Rights

The Holders may assign their rights to cause the Corporation to register or qualify Registrable Securities pursuant to this Agreement:

(a)                                 to an Affiliate, as such term is defined in the Shareholders’ Agreement as if such Holders were “Major Investors” under the Shareholders’ Agreement;

(b)                                 to any other permitted transferees of Investors (as provided for in the Shareholders’ Agreement) of Registrable Securities as if such Holders were “Major Investors” under the Shareholders’ Agreement; or

(c)                                  without further limitation to any entity who acquires at least 10% of the Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations, consolidations and the like) then held by the Holder, provided, however, that in each case the Corporation is promptly furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred, and such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. If those conditions are met, Schedule A will be updated by the Corporation to add the name of the transferee and remove the name of the transferor.

No rights under this Agreement may be transferred except in connection with a transfer of Registrable Securities and only in proportion to the number of Registrable Securities transferred.

10.3                        Benefit of Agreement

This Agreement will enure to the benefit of and be binding upon the permitted transferees and assigns of Holders of Registrable Securities, but only if such permitted transferee or assign executes an acknowledgement to be bound by the terms of this Agreement (except for such covenants and agreements contained in Article 8 with respect to Registration Statements previously filed which are not susceptible to transfer or assignment by or on behalf of any of the parties hereto).

10.4                        Notices

All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in accordance with the provisions of the Shareholders’ Agreement as follows:

(a)                                 if to the Corporation or the Investors, at the address for notice of such party set forth in the Shareholders’ Agreement;

(b)                                 if to any subsequent Holder of Registrable Securities, to it at such address as may have been furnished to the Corporation in writing by such Holder; or

(c)                                  in any case, at such other address or addresses furnished in writing to the Corporation (in the case of a Holder of Registrable Securities) or to the Holders of Registrable Securities (in the case of the Corporation) in accordance with the provisions of this Subsection.

10.5                        Remedies

In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party is entitled to specific performance of the agreements and obligations of the other parties and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

10.6                        Language

The parties hereto confirm that they have agreed that this Agreement and all documents relating hereto be drafted in English. Les parties aux présentes confirment qu’elles ont accepté que la présente convention de même que tous les documents s’y rattachant soient rédigés en anglais. Without limiting the generality of the foregoing, the parties agree that any and all arbitration or litigation proceedings, together with all pleadings and exchanges of documents and all matters ancillary thereto, shall be conducted only in the English language unless otherwise required by law or judicial determination.

10.7                        Counterparts

This Agreement may be executed by the parties in separate counterparts, each of which, when so executed and delivered, is deemed to constitute an original, but all of which together constitute one agreement.

10.8                        Execution by Facsimile and by Electronic Transmission

This Agreement may be delivered by fax or by electronic transmission and the delivery by fax or electronic transmission of signed copies of this Agreement is deemed to be delivery of the original signatures of the parties. The parties agree to exchange manually executed originals in due course if requested by any party.

10.9                        Tekla

A copy of the Declaration of Trust, as amended and restated, for each of Tekla Healthcare Investors and Tekla Life Sciences Investors (collectively, the “Tekla Funds”) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Tekla Funds by an officer or trustee of the Tekla Funds in his or her capacity as an officer or trustee of the Tekla Funds, and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each of the respective Tekla Funds.

[Signature Pages Follows]

IN WITNESS OF WHICH the parties have duly executed this Agreement.

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Joseph G. Oliveto
	Name:	Joseph G. Oliveto
	Title:	President and CEO

Signature Page to Third Amended and Restated Registration Rights Agreement

RTW Master Fund, Ltd.

By:	/s/ Roderick Wong
	Name:	Roderick Wong
	Title:	Director

RTW Innovation Master Fund, Ltd.

By:	/s/ Roderick Wong
	Name:	Roderick Wong
	Title:	Director

Signature Page to Third Amended and Restated Registration Rights Agreement

BOXER CAPITAL, LLC

By:	/s/ Christopher Fuglesang
	Name:	Christopher Fuglesang
	Title:	Managing Director

MVA INVESTORS, LLC

By:	/s/ Christopher Fuglesang
	Name:	Christopher Fuglesang
	Title:	Authorized Signatory

Signature Page to Third Amended and Restated Registration Rights Agreement

VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P.
By: VHCP Management III, LLC, its general partner

By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory

VHCP CO-INVESTMENT HOLDINGS III, LLC
By: VHCP Management III, LLC, its manager

By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory

Signature Page to Third Amended and Restated Registration Rights Agreement

TEKLA HEALTHCARE INVESTORS
* * The name Tekla Healthcare Investors is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with Tekla Healthcare Investors must look solely to the trust property for the enforcement of any claim against Tekla Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Healthcare Investors.

By:	/s/ Daniel R. Omstead
	Name:	Daniel R. Omstead
	Title:	President

Signature Page to Third Amended and Restated Registration Rights Agreement

NOVO HOLDINGS A/S

By:	/s/ Thomas Dyrberg
Novo Holdings A/S
Thomas Dyrberg MD
Managing Partner
Novo Ventures
Tuborg Havnevej 19
DK-2900 Hellerup
Denmark

Signature Page to Third Amended and Restated Registration Rights Agreement

PV IV CEO FUND, L.P. By: AMP&A Management IV, LLC Its: General Partner

By:	/s/ Ford S. Worthy
	Name:	Ford S. Worthy
	Title:	Partner & CFO

Signature Page to Third Amended and Restated Registration Rights Agreement

DOMAIN PARTNERS VIII, L.P. By: One Palmer Square Associates VIII, L.L.C. Its: General Partner

By:	/s/ Lisa A. Kraeutler
	Name:	Lisa A. Kraeutler
	Title:	Attorney in Fact

Signature Page to Third Amended and Restated Registration Rights Agreement

FORBION CAPITAL FUND III COOPERATIEF U.A. By: Forbion III Management B.V. Its: Director

By:	/s/ H.A Slootwag
	Name:	H.A Slootwag
	Title:	Partner

By:	/s/ G. J. Mulder
	Name:	G. J. Mulder
	Title:	Partner

Signature Page to Third Amended and Restated Registration Rights Agreement

TEKLA LIFE SCIENCES INVESTORS

* * The name Tekla Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with Tekla Life Sciences Investors must look solely to the trust property for the enforcement of any claim against Tekla Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Life Sciences Investors.

By:	/s/ Daniel R. Omstead
	Name:	Daniel R. Omstead
	Title:	President

Signature Page to Third Amended and Restated Registration Rights Agreement

BDC CAPITAL INC.

By:	/s/ Dion Madsen
	Name:	Dion Madsen
	Title:	Partner, Amplitude Venture Capital

By:	/s/ Jean-Francois Pariseau
	Name:	Jean-Francois Pariseau
	Title:	Partner, Amplitude Ventures

Signature Page to Third Amended and Restated Registration Rights Agreement

A.M. PAPPAS LIFE SCIENCE VENTURES IV, L.P. By: AMP&A Management IV, LLC Its: General Partner

By:	/s/ Ford S. Worthy
	Name:	Ford S. Worthy
	Title:	Partner & CFO

Signature Page to Third Amended and Restated Registration Rights Agreement

GO CAPITAL L.P. By: Business Development Bank of Canada Its: General Partner

By:	/s/ Dominique Bélanger
	Name:	Dominique Bélanger
	Title:	Managing Partner

Signature Page to Third Amended and Restated Registration Rights Agreement

FONDS DE SOLIDARITÉ DES TRAVAILLEURS DU QUÉBEC (F.T.Q.)

By:	/s/ Didier Leconte
	Name:	Didier Leconte
	Title:	Vice President, Investments Life Sciences

Signature Page to Third Amended and Restated Registration Rights Agreement

TOWNSHEND/LAMARRE FAMILY TRUST UDT DATED 7/25/2001, by its trustee

By:	/s/ Brent Townshend
	Name:	Brent Townshend
	Title:	Trustee

Signature Page to Third Amended and Restated Registration Rights Agreement

MSBi INVESTMENT FUND, LIMITED PARTNERSHIP, herein represented hereby by its general partner, MSBi Management, Limited Partnership, itself represented by its general partner, iNovia Capital Inc.

By:	/s/ Chris Arsenault
	Name:	Chris Arsenault
	Title:	President & CEO

By:	/s/ François Gauvin
	Name:	François Gauvin
	Title:	Vice-President and Chief Financial Officer

Signature Page to Third Amended and Restated Registration Rights Agreement

SCHEDULE A

INVESTORS

RTW MASTER FUND, LTD.

RTW INNOVATION MASTER FUND LTD

BOXER CAPITAL, LLC

MVA INVESTORS, LLC

VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P.

VHCP CO-INVESTMENT HOLDINGS III, LLC

NOVO HOLDINGS A/S

FORBION CAPITAL FUND III COOPERATIEF U.A.

TEKLA HEALTHCARE INVESTORS

TEKLA LIFE SCIENCES INVESTORS

DOMAIN PARTNERS VIII, L.P.

A.M. PAPPAS LIFE SCIENCE VENTURES IV, L.P.

PV IV CEO FUND, L.P.

BDC CAPITAL INC.

GO CAPITAL, L.P.

FONDS DE SOLIDARITÉ DES TRAVAILLEURS DU QUÉBEC (F.T.Q.)

MSBi INVESTMENT FUND, L.P.

MSBi VALORISATION INC.

TOWNSHEND/LAMARRE FAMILY TRUST UDT DATED 7/25/2001